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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 2003, relating to the financial statements and the financial statement schedule of ChevronTexaco Corporation, which appears in ChevronTexaco Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

San Francisco, California
November 14, 2003